EXHIBIT 11


                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                      (in thousands, except per share data)

                                               Three months ended     Nine months ended
                                                     June 30,               June 30,

                                                 1997       1996        1997        1996
                                             --------    --------    --------    --------
Weighted average number of common
         shares outstanding                    45,838      44,999      45,730      44,736
Add:     Dilutive effect of stock
         options, computed using the
         treasury stock method                    975       1,844       1,072       1,847
Less:    Unearned ESOP shares                    (117)       (157)       (127)       (165)
                                             --------    --------    --------    --------
Weighted average number of common
         and common equivalent shares
         outstanding                           46,696      46,686      46,675      46,418
                                             ========    ========    ========    ========
Net income                                   $ 22,497    $ 17,869    $ 55,404    $ 47,898
                                             ========    ========    ========    ========
Earnings per common share - primary          $    .48    $    .38    $   1.19    $   1.03
                                             ========    ========    ========    ========


Weighted average number of common
         shares outstanding                    45,838      44,999      45,730      44,736
Add:     Dilutive effect of stock
         options, computed using
         the treasury stock method              1,143       1,844       1,128       1,882
Less:    Unearned ESOP shares                    (117)       (157)       (127)       (165)
                                             --------    --------    --------    --------
Weighted average number of common
         and common equivalent shares
         outstanding                           46,864      46,686      46,731      46,453
                                             ========    ========    ========    ========
Net income                                   $ 22,497    $ 17,869    $ 55,404    $ 47,898
                                             ========    ========    ========    ========
Earnings per common share - fully diluted    $    .48    $    .38    $   1.19    $   1.03
                                             ========    ========    ========    ========

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